Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Voyageur Tax Free Funds of our report dated October 21, 2022, relating to the financial statements and financial highlights, which appears in Delaware Tax-Free Minnesota Fund’s Annual Report on Form N-CSR for the year ended August 31, 2022. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania
December 28, 2022